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                                                                     Exhibit 4.2

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                                                                  EXECUTION COPY
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                        MORTGAGE LOAN PURCHASE AGREEMENT


     This Mortgage Loan Purchase Agreement (this "Agreement"), dated August 30, 2007, is between Banc of America Funding Corporation, a Delaware corporation (the "Purchaser") and Bank of America, National Association, a national banking association (the "Seller").

     WHEREAS, pursuant to (i) that certain Master Mortgage Loan Purchase and Servicing Agreement, dated as of April 1, 2003, by and between the Seller (as successor in interest to Banc of America Mortgage Capital Corporation ("BAMCC")) and Countrywide Home Loans, Inc. ("Countrywide") (as amended (a) by that certain Amendment No. 1, dated as of May 1, 2003, by and among the Seller, BAMCC and Countrywide, (b) that certain Amendment No. 2, dated as of June 1, 2003, by and among the Seller, BAMCC and Countrywide, (c) that certain Amendment No. 3, dated as of September 1, 2003, by and among the Seller, BAMCC, and Countrywide, (d) that certain Amendment No. 4, dated as of April 14, 2004, by and among the Seller, BAMCC and Countrywide, (e) that certain Amendment No. 5, dated as of May 18, 2004, by and among the Seller, BAMCC and Countrywide, (f) that certain Amendment No. 6, dated as of June 30, 2004, by and among the Seller, BAMCC and Countrywide and (g) that certain Amendment Reg AB to the Master Mortgage Loan Purchase and Servicing Agreement, dated January 1, 2006, by and between the Seller and Countrywide), (ii) that certain Purchase Confirmation dated as of June 30, 2004 by and between Countrywide and the Seller, and (iii) that certain Purchase Confirmation dated as of July 30, 2004, by and between the Seller and Countrywide (collectively, the "Countrywide Agreements"), the Seller purchased the mortgage loans listed on Exhibit I hereto (the "Countrywide Mortgage Loans") from Countrywide;

     WHEREAS, pursuant to that certain Assignment, Assumption and Recognition Agreement, dated August 4, 2004, by and among UBS Real Estate Securities Inc. ("UBS"), the Seller, GMAC Mortgage, LLC ("GMACM") and ABN AMRO Mortgage Group, Inc. ("ABN AMRO") (the "UBS Agreement"), the Seller purchased the mortgage loans listed on Exhibit II hereto (the "UBS Mortgage Loans") from UBS;

     WHEREAS, pursuant to (i) that certain Assignment, Assumption and Recognition Agreement, dated June 30, 2004, among DLJ Mortgage Capital, Inc. ("DLJMC"), Washington Mutual Mortgage Securities Corp. ("WMMSC"), the Seller and Washington Mutual Bank, formerly known as Washington Mutual Bank, FA ("WMB"),
(ii) that certain Assignment, Assumption and Recognition Agreement, dated July 30, 2004, among DLJMC, WMMSC and the Seller, (iii) that certain Mortgage Loan Purchase and Sale Agreement (Amended and Restated), dated as of July 1, 2003, by and among WMB, Washington Mutual Bank fsb, Washington Mutual Bank and the Seller (as successor in interest to BAMCC) (as amended by (a) that certain Master Assignment, Assumption and Recognition Agreement, dated as of July 1, 2004, by and among BAMCC, the Seller, Washington Mutual Bank fsb, Washington Mutual Bank and WMB, and (b) that certain Regulation AB Amendment to the Mortgage Loan Purchase and Sale Agreement (Amended and Restated), dated as of January 1, 2006, by and among Washington Mutual Bank fsb, WMB and the Seller, (iv) that certain Term Sheet, dated May 17, 2007, by and between WMB and the Seller (collectively,

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the "WMB Agreements"), the Seller purchased the mortgage loans listed on Exhibit
III hereto (the "WMB Mortgage Loans") from DLJMC and WMB, respectively;

     WHEREAS, pursuant to (i) that certain Master Seller's Warranties and Servicing Agreement, dated as of September 1, 2003, by and between the Seller (as successor in interest to BAMCC) and National City Mortgage Co. ("National City Mortgage") (as amended by (a) that certain Amendment No. 1, dated as of July 1, 2004, by and among BAMCC, National City Mortgage and the Seller, (b) that certain Master Assignment, Assumption and Recognition Agreement, dated as of July 1, 2004, by and among BAMCC, National City Mortgage, the Seller and Wachovia Bank, National Association, (c) that certain Amendment No. 2, dated as of October 1, 2004, by and between National City Mortgage and the Seller, (d) that certain Amendment No. 3, dated as of August 11, 2005, by and between National City Mortgage and the Seller, and (e) that certain Regulation AB Compliance Addendum to the Master Seller's Warranties and Servicing Agreement, dated as of January 1, 2006, by and between National City Mortgage and the Seller) and (ii) that certain Assignment and Conveyance Agreement, dated March 29, 2007, by and between National City Mortgage and the Seller (collectively, the "National City Agreements"), the Seller purchased the mortgage loans listed on Exhibit IV hereto (the "National City Mortgage Loans") from National City Mortgage;

     WHEREAS, pursuant to (i) that certain Flow Sale and Servicing Agreement, dated as of February 1, 2004, by and between the Seller (as successor in interest to BAMCC) and SunTrust Mortgage Inc. ("SunTrust") (as amended by (a) that certain Amendment No. 1, dated as of June 1, 2004, by and between the Seller and SunTrust, (b) that certain Master Assignment, Assumption and Recognition Agreement, dated September 1, 2004, by and among BAMCC, SunTrust, the Seller and Wachovia Bank, (c) that certain Amendment No. 2, dated as of November 1, 2004, by and between the Seller and SunTrust, and (d) that certain Regulation AB Compliance Addendum to the Flow Sale and Servicing Agreement, dated as of January 1, 2006, by and between the Seller and SunTrust), (ii) that certain Memorandum of Sale, dated June 8, 2007, by and between the Seller and SunTrust and (iii) that certain Memorandum of Sale, dated July 9, 2007, by and between the Seller and SunTrust (collectively, the "SunTrust Agreements"), the Seller purchased the mortgage loans listed on Exhibit V hereto (the "SunTrust Mortgage Loans") from SunTrust;

     WHEREAS, pursuant to (i) that certain Master Seller's Warranties and Servicing Agreement, dated as of January 1, 2003, by and between the Seller and Wells Fargo Bank, N.A. ("Wells Fargo Bank") (as amended by (a) that certain Amendment No. 1 to the Master Seller's Warranties and Servicing Agreement, dated as of April 1, 2003, by and between the Seller and Wells Fargo Bank, (b) that certain Amendment No. 2 to the Master Seller's Warranties and Servicing Agreement, dated as of May 1, 2003, by and between the Seller and Wells Fargo Bank, (c) that certain Amendment No. 3 to the Master Seller's Warranties and Servicing Agreement, dated as of July 1, 2003, by and between the Seller and Wells Fargo Bank, (d) that certain Amendment No. 4 to the Master Seller's Warranties and Servicing Agreement, dated as of October 1, 2003, by and between the Seller and Wells Fargo Bank, (e) that certain Amendment No. 5 to the Master Seller's Warranties and Servicing Agreement, dated as of May 10, 2004, by and between the Seller and Wells Fargo Bank), (ii) that certain Master Mortgage Loan Purchase Agreement, dated as of January 1, 2003, by and between the Seller and Wells Fargo Bank, (iii) that certain Second Amended and Restated Master Seller's Warranties and Servicing Agreement, dated as of May 1, 2006, by and between the

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Seller and Wells Fargo  Bank,  (iv) that  certain  Second  Amended and  Restated
Master Mortgage Loan Purchase Agreement, dated as of May 1, 2006, by and between the Seller and Wells Fargo Bank, (v) that certain Assignment and Conveyance Agreement (WFHM 2004-W09), dated as of February 26, 2004, by and between the Seller and Wells Fargo Bank, (vi) that certain Assignment and Conveyance Agreement (WFHM 2004-W33), dated June 28, 2004, by and between the Seller and Wells Fargo Bank and (vii) that certain Assignment and Conveyance Agreement (WFHM 2007-W12), dated April 26, 2007, by and between the Seller and Wells Fargo Bank (collectively, the "Wells Fargo Agreements"), the Seller purchased the mortgage loans listed on Exhibit VI hereto (the "Wells Fargo Mortgage Loans") from Wells Fargo Bank;

     WHEREAS, pursuant to that certain Mortgage Loan Purchase and Warranties Agreement, dated as of May 1, 2004, by and between the Seller (as successor in interest to BAMCC) and Lehman Capital, a division of Lehman Brothers Holdings Inc. ("Lehman" and, together with Countrywide, UBS, WMB, DLJMC, National City Mortgage, SunTrust and Wells Fargo Bank, the "Underlying Transferors"), as seller (the "Lehman Agreements" and, together with the Countrywide Agreements, the UBS Agreement, the WMB Agreements, the National City Agreements, the SunTrust Agreements and the Wells Fargo Agreements, the "Transfer Agreements"), the Seller purchased the mortgage loans listed on Exhibit VII attached hereto (the "Lehman Mortgage Loans" and, together with the Countrywide Mortgage Loans, the UBS Mortgage Loans, the WMB Mortgage Loans, the National City Mortgage Loans, the SunTrust Mortgage Loans and the Wells Fargo Mortgage Loans, the "Assigned Mortgage Loans") from Lehman;

     WHEREAS, the Seller is the owner of the mortgage loans listed on Exhibit VIII (the "BANA Mortgage Loans," and together with the Assigned Mortgage Loans, the "Mortgage Loans") and the related notes or other evidence of indebtedness (the "BANA Mortgage Notes" and, together with the notes of the Assigned Mortgage Loans, the "Mortgage Notes") or other evidence of ownership, and the other documents or instruments constituting the related mortgage file (the "BANA Mortgage File");

     WHEREAS,  the  Seller,  as of the  date  hereof,  owns the  mortgages  (the
"Mortgages") on the properties (the "Mortgaged Properties") securing such Mortgage Loans, including rights (a) to any property acquired by foreclosure or deed in lieu of foreclosure or otherwise, and (b) to the proceeds of any insurance policies covering the Mortgage Loans or the Mortgaged Properties or the obligors on the Mortgage Loans;

     WHEREAS, the parties hereto desire that the Seller sell the Mortgage Loans to the Purchaser and the Purchaser purchase the Mortgage Loans from the Seller pursuant to the terms of this Agreement; and

     WHEREAS, pursuant to the terms of a Pooling and Servicing Agreement, dated August 30, 2007 (the "Pooling and Servicing Agreement"), among the Purchaser, as depositor, U.S. Bank National Association, as trustee (the "Trustee"), and Wells Fargo Bank, as securities administrator (the "Securities Administrator") and as master servicer (the "Master Servicer"), the Purchaser will convey the Mortgage Loans to Banc of America Funding 2007-7 Trust (the "Trust").

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     NOW, THEREFORE,  in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

     The Purchaser and the Seller hereby recite and agree as follows:

     1. Defined Terms. Terms used without definition herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement relating to the issuance of the Purchaser's Mortgage Pass-Through Certificates, Series 2007-7 (the "Certificates") or, if not defined therein, in the underwriting agreement, dated August 30, 2007 (the "Underwriting Agreement"), between the Purchaser and Banc of America Securities LLC, or in the purchase agreement, dated August 30, 2007 (the "Purchase Agreement"), between the Purchaser and Banc of America Securities LLC.

     2. Purchase Price; Purchase and Sale. The Seller agrees to sell, and the Purchaser agrees to purchase, the Mortgage Loans. In consideration of the sale of the Mortgage Loans from the Seller to the Purchaser on the Closing Date, the Purchaser agrees to pay to the Seller on the Closing Date, in immediately available funds, an amount equal to $616,803,736.14 (the "Purchase Price").

     Upon payment of the Purchase Price, the Seller shall be deemed to have transferred, assigned, set over and otherwise conveyed to the Purchaser all the right, title and interest of the Seller in and to the Mortgage Loans and all Mortgage Files, including all interest and principal received or receivable by the Seller on or with respect to the Mortgage Loans after the Cut-off Date (and including scheduled payments of principal and interest due after the Cut-off Date but received by the Seller on or before the Cut-off Date and Principal Prepayments received or applied on the Cut-off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-off
Date), together with the remedy provisions of Sections 3.04 of the SunTrust Agreements, with respect to the SunTrust Mortgage Loans purchased by the Seller from SunTrust, the remedy provisions of Section 3.04 of the Master Bulk Sale and Interim Servicing Agreement, dated as of May 1, 2006, between the Seller and American Home Mortgage Corp., with respect to the BANA Mortgage Loans purchased by the Seller from American Home Mortgage Corp., the remedy provisions of Part
I: General Information, Section 3.04.03 of the Buyer's Correspondent Direct Seller Guide and the Correspondent Loan Purchase and Sale Agreement, dated March 23, 2006, by and between the Seller and Pinnacle Financial Corporation, with respect to the BANA Mortgage Loans purchased by the Seller from Pinnacle Financial Corporation, the remedy provisions of Part I: General Information,
Section 3.04.03 of the Buyer's Correspondent Direct Seller Guide and the Correspondent Loan Purchase and Sale Agreement, dated December 1, 2005, by and between the Seller and Taylor, Bean & Whitaker Mortgage Corp., with respect to the BANA Mortgage Loans purchased by the Seller from Taylor, Bean & Whitaker Mortgage Corp. and all of the Seller's rights, title and interest in and to all Mortgaged Property and any related title, hazard, primary mortgage, mortgage pool policy or other insurance policies including all income, payments, products and proceeds of any of the foregoing (but excluding (i) any fees payable by a Mortgagor for the right to cancel any portion of principal or interest of a BPP Mortgage Loan and (ii) any of the rights the Seller may have with respect to premium recapture or purchase price protection). The Purchaser hereby directs the Seller, and the Seller hereby agrees, to deliver to the Trustee all documents, instruments and agreements required to be delivered by the Purchaser to the Trustee under the Pooling and Servicing Agreement and such other

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documents,  instruments  and  agreements  as the  Purchaser or the Trustee shall reasonably request.

     3. Representations and Warranties as to the Assigned Mortgage Loans. The representations and warranties with respect to the Assigned Mortgage Loans in the related Transfer Agreement were made as of the date specified in such
Transfer Agreement. The Seller's right, title and interest in such representations and warranties and the remedies in connection therewith have been assigned to the Purchaser pursuant to (a) the Assignment, Assumption and Recognition Agreement, dated August 30, 2007, by and among the Seller, the
Purchaser, the Trustee and National City Mortgage, (b) the Assignment, Assumption and Recognition Agreement, dated August 30, 2007, by and among the Seller, the Purchaser, the Trustee and SunTrust, (c) the Assignment, Assumption and Recognition Agreements, dated August 30, 2007, by and among the Seller, the Purchaser, the Trustee and Wells Fargo Bank, (d) the Assignment, Assumption and Recognition Agreement, dated August 30, 2007, by and among the Seller, the Purchaser, the Trustee, Countrywide and Countrywide Home Loans Servicing LP, (e) the Assignment, Assumption and Recognition Agreement, dated August 30, 2007, by and among the Seller, the Purchaser, the Trustee and WMB, (f) the Assignment, Assumption and Recognition Agreement, dated August 30, 2007, by and among the Seller, the Purchaser, the Trustee and CitiMortgage, Inc. and (g) the Assignment, Assumption and Recognition Agreement, dated August 30, 2007, by and among the Seller, the Purchaser, the Trustee and GMACM. To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of both (i) a representation or warranty of an Underlying Transferor or the applicable originator under the related Transfer Agreement or related underlying sale agreement and (ii) a representation or warranty of the Seller under this Agreement, the only right or remedy of the Purchaser shall be the right to enforce the obligations of the related Underlying Transferor or applicable originator under any applicable representation or warranty made by the related Underlying Transferor or applicable originator. The Purchaser acknowledges and agrees that the representations and warranties of the Seller in this Section 3 are applicable only to facts, conditions or events that do not constitute a breach of any representation or warranty made by an Underlying Transferor in the related Transfer Agreement or applicable originator in the related underlying sale agreement. The Seller shall have no obligation or liability with respect to any breach of a representation or warranty made by it with respect to the Mortgage Loans if the fact, condition or event constituting such breach also constitutes a breach of a representation or warranty made by an Underlying Transferor in the related Transfer Agreement or applicable originator in the related underlying sale agreement (other than with respect to the representations or warranties in Section 3(k), to the extent such representations and warranties relate to predatory or abusive lending and the representations and warranties in Section 3(p) below), without regard to whether such Underlying Transferor or applicable originator fulfills its contractual obligations in respect of such representation or warranty. Subject to the foregoing, the Seller represents and warrants with respect to the Assigned Mortgage Loans, or each Assigned Mortgage Loan, as the case may be, as of the date hereof or such other date set forth herein, that as of the Closing Date:

     (a) The information set forth with respect to the Assigned Mortgage Loans on the mortgage loan schedules attached hereto as Exhibit I, Exhibit II, Exhibit III, Exhibit IV, Exhibit V, Exhibit VI and Exhibit VII (the "Assigned Mortgage Loan Schedules") provides an accurate listing of the Assigned Mortgage Loans,

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and the information  with respect to each Assigned  Mortgage Loan on the related
Assigned Mortgage Loan Schedule is true and correct in all material respects at the date or dates respecting which such information is given;

     (b) No Assigned Mortgage Loan is more than 30 days delinquent as of the Cut-off Date. The Seller has not waived any default, breach, violation or event of acceleration, and the Seller has not taken any action to waive any default, breach, violation or even of acceleration, with respect to any Assigned Mortgage Loan;

     (c) There are no delinquent taxes, assessments that could become a lien prior to the related Mortgage or insurance premiums affecting the related Mortgaged Property;

     (d) With respect to each Assigned Mortgage Loan, the related Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the related Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release;

     (e) With respect to each Assigned Mortgage Loan, there is no material default, breach, violation or event of acceleration existing under any Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, and neither the Seller nor its predecessors have waived any material default, breach, violation or event of acceleration;

     (f) With respect to each Assigned Mortgage Loan, the related Mortgaged Property is free of material damage that would affect adversely the value of the Mortgaged Property as security for the Assigned Mortgage Loan or the use for which the premises were intended;

     (g) With respect to each Assigned Mortgage Loan, to the best of the Seller's knowledge, there is no proceeding pending for the total or partial condemnation of the Mortgaged Property;

     (h) With respect to each Assigned Mortgage Loan, the related Mortgaged Property is lawfully occupied under applicable law; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of each Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities, except where the failure would not have a material adverse effect upon the Assigned Mortgage Loan;

     (i) No Assigned Mortgage Loan is in foreclosure;

     (j) Each Assigned Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G of the Code and Treas. Reg ss. 1.860G-2;

     (k) Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protections, all applicable predatory and abusive lending laws,

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equal credit  opportunity or disclosure laws  (inclusive of prepayment  charges)
applicable to the origination and servicing of each Assigned Mortgage Loan have been complied with;

     (l) Except with respect to each Assigned Mortgage Loan for which the related Mortgage is recorded in the name of MERS, the Seller is the sole owner of record and holder of the Assigned Mortgage Loan. With respect to each Assigned Mortgage Loan, the related Mortgage Note and the Mortgage are not assigned or pledged, and the Seller has good and marketable title thereto and has full right and authority to transfer and sell the Assigned Mortgage Loan to the Purchaser. The Seller is transferring the Assigned Mortgage Loan free and clear of any and all encumbrances, liens, pledges, equities, participation interests, claims, agreements with other parties to sell or otherwise transfer the Assigned Mortgage Loan, charges or security interests of any nature encumbering such Assigned Mortgage Loan;

     (m) With respect to each Assigned Mortgage Loan, the terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary, to protect the interests of the Purchaser and maintain the lien priority of the Mortgage and which has been delivered to the Purchaser or its designee. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the policy, and its terms are reflected on the related Assigned Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage File delivered to the Purchaser or its designee and the terms of which are reflected on the related Assigned Mortgage Loan Schedule;

     (n) The Seller has not dealt with any broker, investment banker, agent or other Person (other than the Purchaser and Banc of America Securities LLC) who may be entitled to any commission or compensation in connection with the sale of the Assigned Mortgage Loans;

     (o) No Assigned Mortgage Loan is a "high cost" loan as defined under any federal, state or local law applicable to such Assigned Mortgage Loan at the time of its origination;

     (p) No Assigned Mortgage Loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in S&P's LEVELS(R) Glossary, which is now Version 5.7 Revised, Appendix E) and no Assigned Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act;

     (q) The hazard insurance policy on each Assigned Mortgage Loan has been validly issued and is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement;

     (r) With respect to each Assigned Mortgage Loan, each Mortgage evidences a valid, subsisting, enforceable and perfected first lien on the related Mortgaged Property (including all improvements on the Mortgaged Property). The lien of the


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Mortgage  is  subject  only to:  (1) liens of current  real  property  taxes and assessments not yet due and payable and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the related Mortgaged Property is located and specifically referred to in the lender's title insurance policy or attorney's opinion of title and abstract of title delivered to the originator of such Mortgage Loan, and (3) such other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage. Any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trustee in connection with, a Mortgage Loan establishes a valid, subsisting and enforceable first lien on the property described therein and the Seller has, and the Purchaser will have, the full right to sell and assign the same to the Trustee;

     (s) With respect to any Assigned Mortgage Loan covered by a title insurance policy, the originator is the sole insured of such mortgagee title insurance policy, such mortgagee title insurance policy is in full force and effect and will inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement, no claims have been made under such mortgagee title insurance policy and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything that would impair the coverage of such mortgagee title insurance policy;

     (t) With respect to each Assigned Mortgage Loan, there are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

     (u) If the Assigned Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land;
(2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Assigned Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Assigned Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Assigned Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Assigned Mortgage is in existence, (c) prohibit the holder of the Assigned Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Assigned Mortgaged Property or (d) permit any increase in the rent other than pre-established increases set forth in the lease; (4) the original term of such lease in not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Assigned Mortgage Note; and (6) the Assigned Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice; and

     (v) All information on the Assigned Mortgage Loan Schedules regarding any prepayment charges is complete and accurate in all material respects and each prepayment charge has customary terms and is permissible and enforceable in accordance with its terms under applicable law.

     Notwithstanding the foregoing, with respect to the Assigned Mortgage Loans, no representations or warranties are made by the Seller as to the environmental condition of any related Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any related Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any related Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any related Mortgaged Property; or the compliance of any related Mortgaged Property with any environmental laws, nor is any agent, Person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any related Mortgaged Property. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Assigned Mortgage Loan.

     The Seller hereby agrees that any cure of a breach of such representations and warranties shall be in accordance with the terms of the Pooling and Servicing Agreement.

     4. Representations and Warranties as to the BANA Mortgage Loans. The Seller hereby represents and warrants to the Purchaser with respect to the BANA Mortgage Loans or each BANA Mortgage Loan, as the case may be, as of the date hereof or such other date set forth herein that as of the Closing Date:

     (a) The information set forth in the mortgage loan schedule attached hereto as Exhibit VIII (the "BANA Mortgage Loan Schedule" and together with the Assigned Mortgage Loan Schedules, the "Mortgage Loan Schedules") is true and correct in all material respects;

     (b) There are no delinquent taxes, ground rents, governmental assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges, affecting the lien priority of the related Mortgaged Property (a "BANA Mortgaged Property");

     (c) The terms of the BANA Mortgage Notes and the related Mortgages (each, a "BANA Mortgage") have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the BANA Mortgage, and which have been delivered to the custodian; the substance of any such waiver, alteration or modification has been approved by the insurer under the primary insurance policy, if any, the title insurer, to the extent required by the related policy, and is reflected on the BANA Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no mortgagor of a BANA Mortgage Loan (a "BANA Mortgagor") has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the Primary Mortgage Insurance Policy, if any, the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Trustee;

     (d) The BANA Mortgage Notes and the BANA Mortgages are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the BANA Mortgage Notes and the BANA Mortgages, or the exercise of any right thereunder, render either the BANA Mortgage Notes or the BANA Mortgages unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

     (e) All buildings upon each BANA Mortgaged Property are insured by an insurer generally acceptable to prudent mortgage lending institutions against loss by fire, hazards of extended coverage and such other hazards as are customary in the area the related BANA Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of Customary Servicing Procedures and the Pooling and Servicing Agreement. All such insurance policies contain a standard mortgagee clause naming the originator of the BANA Mortgage Loan, its successors and assigns as mortgagee and all premiums thereon have been paid. If the BANA Mortgaged Property is in an area identified on a flood hazard map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of Fannie Mae or Freddie Mac. The BANA Mortgage obligates the mortgagor thereunder to maintain all such insurance at the mortgagor's cost and expense, and on the mortgagor's failure to do so, authorizes the holder of the BANA Mortgage to maintain such insurance at mortgagor's cost and expense and to seek reimbursement therefor from the mortgagor;

     (f) Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protections, all applicable predatory and abusive lending laws, equal credit opportunity or disclosure laws (inclusive of prepayment charges) applicable to the origination and servicing of BANA Mortgage Loans have been complied with;

     (g) No BANA Mortgage has been satisfied, canceled, subordinated or rescinded, in whole or in part (other than as to Principal Prepayments in full which may have been received prior to the Closing Date), and no BANA Mortgaged Property has been released from the lien of the related BANA Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release;

     (h) The BANA Mortgage is a valid, existing and enforceable first lien on the BANA Mortgaged Property, including all improvements on the BANA Mortgaged Property subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the BANA Mortgage Loan and which do not adversely affect the Appraised Value of the BANA Mortgaged Property, (C) if the BANA Mortgaged Property consists of Cooperative Stock, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation, and (D) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the BANA Mortgage or the use, enjoyment, value or marketability of the related BANA Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the BANA Mortgage Loan establishes and creates a valid, existing and enforceable first lien and first priority security interest on the property described therein and the Seller has the full right to sell and assign the same to the Purchaser;

     (i) The BANA Mortgage Note and the related BANA Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as enforceability may be limited by (A) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law;

     (j) All parties to the BANA Mortgage Note and the BANA Mortgage had legal capacity to enter into the BANA Mortgage Loan and to execute and deliver the BANA Mortgage Note and the BANA Mortgage, and the BANA Mortgage Note and the BANA Mortgage have been duly and properly executed by such parties;

     (k) The proceeds of the BANA Mortgage Loan have been fully disbursed to or for the account of the related BANA Mortgagor and there is no obligation for the mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the BANA Mortgage Loan and the recording of the BANA Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the mortgagee pursuant to the BANA Mortgage Note or BANA Mortgage;

     (l) To the best of the Seller's knowledge, all parties which have had any interest in the BANA Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable "doing business" and licensing requirements of the laws of the state wherein the BANA Mortgaged Property is located;

     (m) Either (A) the BANA Mortgage Loan is covered by an ALTA lender's title insurance policy, acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the BANA Mortgaged Property is located, insuring (subject to the exceptions contained in (h) (A), (B), (C) and (D) above) the Seller, its successors and assigns as to the first priority lien of the BANA Mortgage in the original principal amount of the BANA Mortgage Loan, (B) a title search has been done showing no lien (other than the exceptions contained in (h) (A), (B), (C) and (D) above) on the BANA Mortgaged Property senior to the lien of the BANA Mortgage or (C) in the case of any BANA Mortgage Loan secured by a BANA Mortgaged Property located in a jurisdiction where such policies are generally not available, an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received. For each BANA Mortgage Loan covered by a title insurance policy (x) the Seller is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement and (y) no claims have been made under such lender's title insurance policy, and the Seller has not done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

     (n) There is no default, breach, violation or event of acceleration existing under the BANA Mortgage or the BANA Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration;

     (o) As of the date of origination of the BANA Mortgage Loan, there were no mechanics' or similar liens or claims filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the relating BANA Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related BANA Mortgage;

     (p) All improvements which were considered in determining the Appraised Value of the related BANA Mortgaged Property lay wholly within the boundaries and building restriction lines of the BANA Mortgaged Property, and no improvements on adjoining properties encroach upon the BANA Mortgaged Property;

     (q) The BANA Mortgage Loan was originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act;

     (r) Payments on the BANA Mortgage Loan commenced no more than sixty days after the proceeds of the BANA Mortgaged Loan were disbursed. The BANA Mortgage Loans are fixed-rate mortgage loans having an original term to maturity of not more than 30 years, with interest payable in arrears on the first day of the month. Each BANA Mortgage Note requires a monthly payment which is sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate. No BANA Mortgage Note permits negative amortization;

     (s) There is no proceeding pending or, to the Seller's knowledge, threatened for the total or partial condemnation of the BANA Mortgaged Property and such property is in good repair and is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the BANA Mortgaged Property as security for the BANA Mortgage Loan or the use for which the premises were intended;

     (t) The BANA Mortgage and related BANA Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the BANA Mortgaged Property of the benefits of the security provided thereby, including (A) in the case of a BANA Mortgage designated as a deed of trust, by trustee's sale, and (B) otherwise by judicial foreclosure. To the best of the Seller's knowledge, following the date of origination of the BANA Mortgage Loan, the related BANA Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the related BANA Mortgagor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption or right available to the BANA Mortgagor or any other person which would interfere with the right to sell the BANA Mortgaged Property at a trustee's sale or the right to foreclose the BANA Mortgage;

     (u) Other than any Borrowers Protection Plan(R) addendum to the Mortgage Note of a BPP Mortgage Loan, with respect to the BANA Mortgage Loans, each BANA Mortgage Note and BANA Mortgage are on forms acceptable to Fannie Mae or Freddie Mac;

     (v) With respect to the BANA Mortgage Loans, the BANA Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding BANA Mortgage on the BANA Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (h) above;

     (w) Each appraisal of the related BANA Mortgaged Property is in a form acceptable to Fannie Mae or Freddie Mac and such appraisal complies with the requirements of FIRREA, and was made and signed, prior to the approval of the BANA Mortgage Loan application, by an appraiser who met the qualifications of Fannie Mae or Freddie Mac and satisfied this requirements of Title XI of FIRREA;

     (x) In the event the BANA Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves, and no fees or expenses are or will become payable by the Trustee to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

     (y) No BANA Mortgage Loan is a graduated payment mortgage loan and no BANA Mortgage Loan has a shared appreciation or other contingent interest feature;

     (z) The BANA Mortgagor has received all disclosure materials required by applicable law with respect to the making of mortgage loans of the same type as the BANA Mortgage Loan and rescission materials required by applicable law if the BANA Mortgage Loan is a refinanced mortgage loan, i.e., the proceeds of such BANA Mortgage Loan were not used to purchase the related Mortgaged Property;

     (aa) Each Primary Mortgage Insurance Policy to which any BANA Mortgage Loan is subject will be issued by an insurer acceptable to Fannie Mae or Freddie Mac, which insures that portion of the BANA Mortgage Loan in excess of the portion of the Appraised Value of the BANA Mortgaged Property required by Fannie Mae or Freddie Mac. All provisions of such Primary Mortgage Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any BANA Mortgage subject to any such Primary Mortgage Insurance Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith at least until Loan-to-Value Ratio of such BANA Mortgage Loan is reduced to less than 80%. The Mortgage Interest Rate for the BANA Mortgage Loan does not include any such insurance premium;

     (bb) To the best of the Seller's knowledge as of the date of origination of the BANA Mortgage Loan, (A) the BANA Mortgaged Property is lawfully occupied under applicable law, (B) all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the BANA Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities and (C) no improvement located on or part of the BANA Mortgaged Property is in violation of any zoning law or regulation;

     (cc) With respect to each BANA Mortgage Loan, the related Assignment of Mortgage (except with respect to any BANA Mortgage that has been recorded in the name of MERS or its designee) is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the related BANA Mortgaged Property is located;

     (dd) All payments required to be made prior to the Cut-off Date for such BANA Mortgage Loan under the terms of the BANA Mortgage Note have been made and no more than 0.257% of the BANA Mortgage Loans (as a percentage of the aggregate Stated Principal Balance of the BANA Mortgage Loans as of the Cut-off Date) has been more than 30 days delinquent more than once in the twelve month period immediately prior to the Cut-off Date;

     (ee) With respect to each BANA Mortgage Loan, the Seller is in possession of a complete BANA Mortgage File except for the documents which have been delivered to the Trustee or which have been submitted for recording and not yet returned;

     (ff) Except with respect to each BANA Mortgage Loan for which the related Mortgage is recorded in the name of MERS, immediately prior to the transfer and assignment contemplated herein, the Seller was the sole owner of record and holder of the BANA Mortgage Loan. With respect to the BANA Mortgage Loans, the BANA Mortgage Loans were not assigned or pledged by the Seller and the Seller had good and marketable title thereto, and the Seller had full right to transfer and sell the BANA Mortgage Loans to the Trustee free and clear of any encumbrance, participation interest, lien, equity, pledge, claim or security interest and had full right and authority subject to no interest or participation in, or agreement with any other party to sell or otherwise transfer the BANA Mortgage Loans;

     (gg) With respect to the BANA Mortgage Loans, any future advances made prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the BANA Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. With respect to each BANA Mortgage Loan, the lien of the related BANA Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the BANA Mortgage Loan;

     (hh) The BANA Mortgage Loan was underwritten in accordance with the applicable underwriting guidelines in effect at the time of origination with exceptions thereto exercised in a reasonable manner;

     (ii) If the BANA Mortgage Loan is secured by a long-term residential lease,
(1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the BANA Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the BANA Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the BANA Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the BANA Mortgage is in existence, (c) prohibit the holder of the BANA Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the BANA Mortgaged Property or (d) permit any increase in the rent other than pre-established increases set forth in the lease; (4) the original term of such lease in not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the BANA Mortgage Note; and
(6) the BANA Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

     (jj) With respect to each BANA Mortgage Loan, the related BANA Mortgaged Property is located in the state identified in the BANA Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit, or an individual unit in a planned unit development, or, in the case of BANA Mortgage Loans secured by Cooperative Stock, leases or occupancy agreements; provided, however, that any condominium project or planned unit development generally conforms with the applicable underwriting guidelines regarding such dwellings, and no residence or dwelling is a mobile home or a manufactured dwelling;

     (kk) The Seller used no adverse selection procedures in selecting the BANA Mortgage Loan for inclusion in the Trust Estate;

     (ll) Each BANA Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a) (3) of the Code and Treas. Reg ss. 1.860G-2;

     (mm) With respect to each BANA Mortgage where a lost note affidavit has been delivered to the Trustee in place of the related BANA Mortgage Note, the related BANA Mortgage Note is no longer in existence;

     (nn) No BANA Mortgage Loan is a "high cost" loan as defined under any federal, state or local law applicable to such BANA Mortgage Loan at the time of its origination;

     (oo) No BANA Mortgage Loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current S&P's LEVELS(R)

Glossary, which is now Version 5.7 Revised, Appendix E) and no BANA Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act;

     (pp) All information on the BANA Mortgage Loan Schedule regarding any prepayment charges is complete and accurate in all material respects and each prepayment charge has customary terms and is permissible and enforceable in accordance with its terms under applicable law; and

     (qq) Other than any Borrowers Protection Plan(R) addendum to the Mortgage Note of a BPP Mortgage Loan, with respect to the BANA Mortgage Loans, each BANA Mortgage Note and BANA Mortgage are on forms acceptable to Fannie Mae or Freddie Mac.

     Notwithstanding the foregoing, no representations or warranties are made by the Seller as to the environmental condition of any BANA Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any BANA Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any BANA
Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any BANA Mortgaged Property; or the compliance of any BANA Mortgaged Property with any environmental laws, nor is any agent, Person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any BANA Mortgaged Property. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any BANA Mortgage Loan.

     It is understood and agreed that the representations and warranties set forth in this Section shall survive delivery of the respective BANA Mortgage Files to the Trustee or the Custodian and shall inure to the benefit of the Trustee, notwithstanding any restrictive or qualified endorsement or assignment.

     5. No Broker's Fees. The Seller hereby represents and warrants to the Purchaser that the Seller has not dealt with any broker, investment banker, agent or other Person (other than the Purchaser and Banc of America Securities
LLC) who may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans.

     6. Repurchase or Substitution. Upon discovery by the Seller, the Purchaser, the Trustee or any assignee, transferee or designee of the Trustee of a missing or defective document in the Mortgage File, as provided in Section 2 of this Agreement or the Pooling and Servicing Agreement or a breach of any of the representations and warranties set forth in Section 3 and Section 4 (to the extent provided therein) that materially and adversely affects the value of any Mortgage Loan or the interest therein of the Purchaser or the Purchaser's assignee, the party discovering such breach shall give prompt written notice to the others. Within 90 days after the earlier of the Seller's discovery or receipt of notification of such missing or defective document or breach of a representation and warranty (notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty), the Seller shall promptly cure such breach in all material respects, or in the event such missing or defective document or breach cannot be cured, the Seller shall repurchase the


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affected Mortgage Loan. Alternatively, the Seller hereby agrees (notwithstanding
the  Seller's  lack  of  knowledge   with  respect  to  the  substance  of  such
representation and warranty), if so requested by the Purchaser, to substitute for any such Mortgage Loan, a new mortgage loan having characteristics such that the representations and warranties referred to in Section 3 (to the extent provided therein) or Section 4, as applicable, above would not have been incorrect (except for representations and warranties as to the correctness of the related Mortgage Loan Schedule) had such substitute mortgage loan originally been a Mortgage Loan. The Seller further agrees that a substituted mortgage loan will have on the date of substitution the criteria set forth in the definition of "Substitute Mortgage Loan" in the Pooling and Servicing Agreement and will comply with the substitution provisions of Section 2.02 of the Pooling and Servicing Agreement. The Seller shall remit to the Purchaser, in cash, the difference between the unpaid principal balance of the Mortgage Loan to be substituted and the unpaid principal balance of the substitute mortgage loan.

     If the breach of the  representation  set forth in  clauses  (k) and (p) of
Section 3 herein or in clauses (f) and (oo) of Section 4 herein occurs as a result of a violation of an applicable predatory or abusive lending law, the Seller agrees to reimburse the Purchaser for all costs and damages incurred by the Purchaser as a result of the violation of such law; provided that, with respect to any Assigned Mortgage Loan, the Seller has no obligation to reimburse the Purchaser for any such costs and damages that are reimbursed by an Underlying Transferor.

     The Purchaser acknowledges and agrees that it shall have no rights against the Seller under this Section 6, except with respect to the preceding paragraph, if the breach of any representation or warranty also constitutes a breach of a representation or warranty made by an Underlying Transferor under the related Transfer Agreement or applicable originator under the related underlying sale agreement, but shall instead enforce its rights against such Underlying Transferor or originator, as applicable.

     7. Underwriting; BPP Mortgage Loans.

     (a) The Seller hereby agrees to furnish any and all information, documents, certificates, letters or opinions with respect to the mortgage loans, reasonably requested by the Purchaser in order to perform any of its obligations or satisfy any of the conditions on its part to be performed or satisfied pursuant to the Underwriting Agreement or the Purchase Agreement at or prior to the Closing Date.

     (b) With respect to any BPP Mortgage Loan, the Seller hereby agrees to remit to the Master Servicer (a) the amount of any principal and interest due by a Mortgagor and cancelled for any month pursuant to the terms of the related Mortgage Note (the "Monthly Covered Amount") upon the disability or involuntary unemployment of the related Mortgagor or (b) the outstanding principal balance of the Mortgage Loan canceled pursuant to the terms of the related Mortgage Note together with accrued interest at the Mortgage Interest Rate minus the Servicing Fee Rate to the date of cancellation (the "Total Covered Amount") upon the accidental death of the related Mortgagor. Any Monthly Covered Amount payable by the Seller pursuant to this Section 7(b) shall be deposited by the Seller in the Servicer Custodial Account on or prior to, in the case of the Monthly Covered Amount, the Remittance Date relating to the Distribution Date immediately following the Due Date as to which such Monthly Covered Amount relates and, in the case of a Total Covered Amount, the Remittance Date relating to the

Distribution Date in the month following the month in which the cancellation to which such Total Covered Amount relates occurs.

     8. Costs. The Purchaser shall pay all expenses incidental to the performance of its obligations under the Underwriting Agreement and the Purchase Agreement, including without limitation (i) any recording fees or fees for title policy endorsements and continuations, (ii) the expenses of preparing, printing and reproducing the Prospectus, the Prospectus Supplement, the Underwriting Agreement, the Private Placement Memorandum, the Purchase Agreement, the Pooling and Servicing Agreement and the Certificates and (iii) the cost of delivering the Certificates to the offices of or at the direction of Banc of America Securities LLC insured to the satisfaction of Banc of America Securities LLC.

     9. Notices. All demands, notices and communications hereunder shall be in writing, shall be effective only upon receipt and shall, if sent to the Purchaser, be addressed to it at Banc of America Funding Corporation, 214 North Tryon Street, Charlotte, North Carolina 28255, Attention: Scott Evans, with a copy to: Bank of America Legal Department, 101 South Tryon Street, 30th Floor, NC1-002-29-01, Charlotte, North Carolina 28255, Attention: Associate General Counsel, or if sent to the Seller, be addressed to it at Bank of America, National Association, 214 North Tryon Street, NC1-027-21-04, Charlotte, North Carolina, 28255, Attention: Scott Evans, with a copy to Bank of America Legal Department, 101 South Tryon Street, 30th Floor, NC1-002-29-01, Charlotte, North Carolina 28255, Attention: Associate General Counsel.

     10. Trustee Assignee. The Seller acknowledges the assignment of the Purchaser's rights hereunder to the Trustee on behalf of the Trust and that the representations, warranties and agreements made by the Seller in this Agreement may be enforced by the Trustee, on behalf of the Trust, against the Seller.

     11. Recharacterization. The parties to this Agreement intend the conveyance by the Seller to the Purchaser of all of its right, title and interest in and to the Mortgage Loans and all Mortgage Files, including all interest and principal received or receivable by the Seller on or with respect to the Mortgage Loans after the Cut-off Date (and including scheduled payments of principal and interest due after the Cut-off Date but received by the Seller on or before the Cut-off Date and Principal Prepayments received or applied on the Cut-off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date), together with all of the Seller's rights, title and interest in and to all Mortgaged Property and any related title, hazard, primary mortgage, mortgage pool policy or other insurance policies including all income, payments, products and proceeds of any of the foregoing, pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Purchaser a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.

     12. Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of law provisions. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may not be changed in any manner which would have a material adverse effect on Holders of Certificates without the prior written consent of the Trustee. The Trustee shall be protected in consenting to any such change to the same extent provided in Article IX of the Pooling and Servicing Agreement. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument. This Agreement shall bind and inure to the benefit of and be enforceable by the Purchaser and the Seller and their respective successors and assigns.

     IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.



                                      BANC OF AMERICA FUNDING CORPORATION


                                      By:      /s/ Scott Evans
                                          -------------------------------
                                      Name:  Scott Evans
                                      Title: Senior Vice President



                                      BANK OF AMERICA, NATIONAL ASSOCIATION


                                      By:      /s/ Bruce W. Good
                                           ------------------------------
                                      Name:  Bruce W. Good
                                      Title: Principal